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                                                                    EXHIBIT 23.6


                                                          [ARTHUR ANDERSEN LOGO]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement on Form S-4 and to the incorporation by reference in this registration statement of our report dated February 9, 2000 included in Mustang.com Inc.'s Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Los Angeles, California
April 7, 2000